AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT, dated as of August 26, 2004, by and among ICO Worldwide, LP, a Texas limited partnership ("Worldwide"), ICO Polymers North America, Inc., a New Jersey corporation ("Polymers North America"), and Bayshore Industrial Inc., a Texas corporation ("Bayshore", and together with Worldwide and Polymers North America, each individually a "Borrower" and collectively, "Borrowers"), ICO, Inc., a Texas corporation ("Parent"), ICO Polymers, Inc., a Delaware corporation ("Polymers"), Wedco Technology, Inc., a New Jersey corporation ("Wedco Tech"), Wedco Petrochemical, Inc., a Delaware corporation ("Wedco Petro") and ICO Technology, Inc., a Delaware corporation ("ICO Tech", and together with Parent, Polymers, Wedco Tech and Wedco Petro each individually a "Guarantor" and collectively, "Guarantors"), and ICO P&O, Inc., a Delaware corporation ("P&O"), and ICO Global Services, Inc., a Delaware corporation ("Global"), and Congress Financial Corporation (Southwest), a Texas corporation ("Lender").

W I T N E S S E T H :

WHEREAS, Lender and Borrowers have entered into financing arrangements pursuant to which Lender may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of April 9, 2002, among Lender, Borrowers, Guarantors, P&O and Global, and Amendment No. 1 to Loan and Security Agreement, dated as of September 6, 2002, by and among Lender, Borrowers, Guarantors, P&O and Global (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended and supplemented, collectively, the "Financing Agreements");

WHEREAS, Borrowers and Guarantors have requested that Lender agrees to certain amendments to the Loan Agreement and Lender is willing to so agree, subject to the terms and conditions contained herein; and

WHEREAS, by this Amendment No. 2, Lender, Borrowers and Guarantors desire and intend to evidence such amendments.

NOW THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Definitions.

(a)  Additional Definitions. As used herein, the following terms shall have the meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition to and not in limitation of, the following definitions:

(i)  "Amendment No. 2" shall mean this Amendment No. 2 to Loan and Security Agreement by and among Lender, Borrowers, Guarantors, P&O and Global, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii)  "Applicable Servicing Fee" shall mean, at any time, as to the calculation of the servicing fee set forth in Section 3.2(b) hereof, (a) $3,000 for the period commencing the date of this Amendment No. 2 through and including October 31, 2004, and (b) commencing November 1, 2004 for the second calendar month of each fiscal quarter and the two calendar months following such second calendar month, the Applicable Servicing Fee shall be the amount set forth below corresponding to the Quarterly Average Outstanding Balance for the fiscal quarter immediately preceding such second calendar month:

Quarterly Average Outstanding Balance	Applicable Servicing Fee
Less than or equal to $5,000,000	$3,000 per month
Greater than $5,000,000 but less than or equal to $10,000,000	$2,000 per month
Greater than $10,000,000	$1,000 per month

(iii)  "Quarterly Average Outstanding Balance" shall mean, for a particular calendar quarter, the monthly average for such calendar quarter of the outstanding principal amount of Loans and Letter of Credit Accommodations as reasonably calculated by Lender.

(b)  Interpretation. For purposes of this Amendment No. 2, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

2.  Fees. Section 3.2(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"(b) Borrowers shall pay to Lender, monthly, a servicing fee in an amount equal to the Applicable Servicing Fee in respect of Lender’s services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the first day of each calendar month."

3.  Term. The first sentence of Section 12.1(a) of the Loan Agreement is hereby deleted and replaced with the following sentence:

"This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on April 9, 2008 (the "Maturity Date")."

4.  Early Termination. The first sentence of Section 12.1(c) of the Loan Agreement is hereby amended by deleting the language "the Maturity Date" and replacing it with the language "April 9, 2007".

5.  Name Change. Lender hereby acknowledges and consents to the change of the name of Wedco, Inc. to ICO Polymers North America, Inc., waives the requirement under Section 9.1(b)(i) of the Loan Agreement that Lender receive not less than thirty (30) days prior written notice of such change, and acknowledges that any default under the Loan Agreement as a result of such name change has been cured; provided, that, Lender shall receive a copy of the amendment to the certificate of incorporation of Polymers North America, as certified by the Secretary of State of the jurisdiction of incorporation of Polymers North America, evidencing that the name change has been filed with such Secretary of State, as soon as it is available.

6.  ICO Worldwide, LP. All references in the Loan Agreement and the other Financing Agreements to the term "Borrowers" shall no longer include Worldwide and Worldwide is hereby removed from the Loan Agreement and the other Financing Agreements as a "Borrower". Upon the satisfaction of each of the conditions set forth in Section 9 below, Lender shall, at Borrowers' and Guarantors' expense, arrange for the filing of a Uniform Commercial Code ("UCC") financing statement amendment in the form of Exhibit A hereto, in order to effect the termination of the existing UCC financing statement filed by Lender against Worldwide.

7.  Representations, Warranties and Covenants. Each Borrower and Guarantor, and each of P&O and Global, represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lender to Borrowers:

(a)  Except as set forth in Section 5 of this Amendment No. 2, no Event of Default exists or has occurred as of the date of this Amendment No. 2.

(b)  This Amendment No. 2 has been duly executed and delivered by each Borrower and Guarantor and is in full force and effect as of the date hereof and the agreements and obligations of each Borrower and Guarantor contained herein constitute legal, valid and binding obligations of each Borrower and Guarantor enforceable against each of them in accordance with their respective terms.

(c)  No action of, or filing with, or consent or any governmental or public body or authority, and no approval or consent of any other party, is or will be required to authorize, or is or will be otherwise required in connection with, the execution, delivery and performance of this Amendment No. 2.

(d)  None of the transactions contemplated by this Amendment No. 2 violate or will violate any applicable law or regulation, or do or will give rise to a default or breach under any agreement to which any Borrower or Guarantor is a party or by which any property of any Borrower or Guarantor is bound.

8.  Amendment Fee. In consideration of the amendments set forth herein, Borrowers shall pay to Lender, and Lender may, at its option, charge the account of Borrowers maintained by Lender, a fee in the amount of $75,000, which fee shall constitute part of the Obligations and is fully earned as of the date hereof, and payable as follows: (a) $25,000 of the amendment fee shall be payable on the date hereof, (b) $25,000 of the amendment fee shall be payable on April 9, 2005 and (c) $25,000 of the amendment fee shall be payable on April 9, 2006, provided, that, the entire unpaid amount of such fee shall become immediately due and payable upon the termination or non-renewal of the Loan Agreement.

9.  Conditions Precedent. The effectiveness of the amendments contained herein shall be subject to the satisfaction of each of the following, in a manner satisfactory to Lender and its counsel:

(a)  Lender shall have received no later than August 27, 2004, this Amendment No. 2 duly authorized, executed and delivered by the parties hereto;

(b)  Lender shall have received the fee referred to in Section 8(a) hereof;

(c)  no Event of Default, or event, act or condition which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred.

10.  Effect of this Amendment. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers and Guarantors shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 2 or with respect to the subject matter of this Amendment No. 2. To the extent of conflict between the terms of this Amendment No. 2 and the other Financing Agreements, the terms of this Amendment No. 2 shall control. The Loan Agreement and this Amendment No. 2 shall be read and construed as one agreement.

11.  Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment No. 2.

12.  Governing Law. The validity, interpretation and enforcement of this Amendment No. 2 and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Texas but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Texas.

13.  Binding Effect. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

14.  Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 2.

15.  Counterparts. This Amendment No. 2 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 2, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 2 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 2. Any party delivering an executed counterpart of this Amendment No. 2 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 2, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 2 as to such party or any other party.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized officers as of the day and year first above written.

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CONGRESS FINANCIAL CORPORATION (SOUTHWEST)

By:	/s/ Mark Galovic

Title:	First Vice President

ICO WORLDWIDE LP By: Worldwide GP, L.L.C.

By:	/s/ Jon C. Biro

Title:	Manager

ICO POLYMERS NORTH AMERICA, INC.

By:	/s/ Jon C. Biro

Title:	Sr. Vice President & Treasurer

BAYSHORE INDUSTRIAL, INC.

By:	/s/ Jon C. Biro

Title:	Chief Financial Officer & Treasurer

WEDCO TECHNOLOGY, INC.

By:	/s/ Jon C. Biro

Title:	Sr. Vice President, Chief Financial Officer & Treasurer

WEDCO PETROCHEMICAL, INC.

By:	/s/ Jon C. Biro

Title:	Chief Financial Officer & Treasurer

ICO POLYMERS, INC.

By:	/s/ Jon C. Biro

Title:	Chief Financial Officer & Treasurer

ICO, INC.

By:	/s/ Jon C. Biro

Title:	Chief Financial Officer & Treasurer

ICO TECHNOLOGY, INC.

By:	/s/ Jon C. Biro

Title:	Sr. Vice President, Chief Financial Officer & Treasurer

AGREED:

ICO P&O, INC.

By:	/s/ Jon C. Biro

Title:	Secretary & Treasurer

ICO GLOBAL SERVICES, INC.

By:	/s/ Eric Parsons

Title:	President

EXHIBIT A

Form of UCC Financing Statement Amendment